As filed with the Securities and Exchange Commission on December 31, 2002
                                                Registration No:  333-________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

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                               UNOCAL CORPORATION
               (Exact name of registrant specified in its charter)

           Delaware                                  95-3825062
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

         2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245
          (Address, including zip code, of Principal Executive Offices)

                               UNOCAL SAVINGS PLAN
                            (Full title of the plan)

                           CHARLES O. STRATHMAN, ESQ.
                     Vice President and Chief Legal Officer
         2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245
                                 (310) 726-7600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

--------------------------------- --------------------- ------------------------- ------------------------ -----------------
--------------------------------

      Title of each class                                   Proposed maximum         Proposed maximum
         of securities                Amount to be         offering price per       aggregate offering        Amount of
        to be registered               registered               unit(1)                  price(1)          registration fee
--------------------------------- --------------------- ------------------------- ------------------------ -----------------
--------------------------------- --------------------- ------------------------- ------------------------ -----------------
Common Stock, $1.00 par value       3,000,000 shares             $30.86                $92,580,000               $8,517
per share (including Preferred
Stock Purchase Rights)
--------------------------------- --------------------- ------------------------- ------------------------ -----------------

(1) Solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based upon the average of the high and low prices reported in the consolidated reporting system for December 27, 2002.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

There are hereby incorporated by reference in this registration statement the following documents heretofore filed with the Securities and Exchange Commission (the "Commission"):

a. Our Annual Report on Form 10-K, as amended by Amendments Nos. 1 and 2 on Form 10-K/A, for the fiscal year ended December 31, 2001;

b. Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 (as amended by Amendment Nos. 1 and 2 on Form 10-Q/A), and September 30, 2002;

c. Our Current Reports on Form 8-K dated (date of earliest event reported) January 22 and 24, March 27, April 8 and 25, and June 10 and 20, August 2 and 20, September 4, 13, 18, 25, and 27, as amended by Amendment No. 1 on Form 8-K/A, October 1, 8, 24 and 30, November 12, and December 26,
      2002;

d. All of our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001; and

e. The description of our Common Stock, $1.00 par value per share, excluding that of the associated Preferred Stock Purchase Rights, set forth under the caption "Description of the Common Stock," included in the prospectus dated September 25, 1998, of Union Oil Company of California and us (File Nos. 333-58415 and 333-58415-01), together with the description of our now associated Preferred Share Purchase Rights included in our Current Report on Form 8-K dated January 5, 2000, as they have been amended as set forth in our Current Reports on Form 8-K dated (date of earliest event reported) March 27 and August 2, 2002. The descriptions of the 6.25% Trust Convertible Preferred Securities of Unocal Capital Trust, (the "Trust
     Convertible Preferred Securities"), the guarantee thereof by us, and our 6.25% Convertible Junior Subordinated Debentures (as the rights and terms of which may materially limit or qualify the rights evidenced by, or amounts payable with respect to, our common stock) set forth under the captions "Description of the Trust Convertible Preferred Securities," "Description of the Guarantee," "Description of the Convertible Debentures," and "Effect of Obligations under the Convertible Debentures and the Guarantee" in the prospectus dated August 7, 1996, included in the Registration Statement on Form S-4 of Unocal and Unocal Capital Trust (File Nos. 333-09137 and 333-09137-01), as amended by Pre-Effective Amendment No. 1.

All documents filed by Unocal pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

Legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon by Charles O. Strathman, Esq., Vice President and Chief Legal Officer of the Company. As of December 30, 2002, Mr. Strathman owned beneficially 8,429 shares of Common Stock. He also held options to purchase 73,305 shares of common stock at prices ranging from $26.3750 to $38.8125, with expiration dates ranging from 2004 to 2012. In addition, Mr. Strathman held 12,751 performance share units, which could be paid out in up to 25,502 shares of common stock four years after their award dates, depending upon our total return to stockholders.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes Unocal to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws of Unocal provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, Unocal has provided in its Restated Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law and Unocal has entered into indemnification agreements with each of its directors and officers providing for additional indemnification. Unocal has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

Item 8.  Exhibits.

The Exhibit Index lists the exhibits that are filed as part of this registration statement.

Item 9.  Undertakings.

a.       The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          b. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the calculation of Registration Fee table in the effective registration statement;

          c. To include any material information with respect to the plan distribution not previously disclosed in this statement or any material change to such information in this registration statement;

     2. Provided, however, that the undertakings set forth in paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

     3. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     4. To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on December 31, 2002.

                                         UNOCAL CORPORATION


                                         By /S/ Joe D. Cecil *
                                           _______________________
                                           Joe D. Cecil
                                           Vice President and Comptroller


                                             * By /S/ Darrell D. Chessum
                                                 _____________________
                                                 Darrell D. Chessum
                                                 Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:



                SIGNATURE                                     TITLE                                 DATE


       /S/ Charles R. Williamson *              Chairman of the Board of Directors           December 31, 2002
   -----------------------------------             and Chief Executive Officer
          Charles R. Williamson                   (Principal Executive Officer)

          /S/ Timothy H. Ling *                President, Chief Operating Officer            December 31, 2002
        --------------------------                         and Director
             Timothy H. Ling

          /S/ Terry G. Dallas *                      Executive Vice President                December 31, 2002
       ---------------------------                 and Chief Financial Officer
             Terry G. Dallas

            /S/ Joe D. Cecil *
       ---------------------------                Vice President and Comptroller             December 31, 2002
               Joe D. Cecil                       (Principal Accounting Officer)

          /S/ John W. Amerman *
      ------------------------------                         Director                        December 31, 2002
             John W. Amerman

       /S/ John W. Creighton, Jr. *
     -----------------------------------               Vice Chairman of the                  December 31, 2002
          John W. Creighton, Jr.                        Board of Directors

         /S/ James W. Crownover *
   -----------------------------------                       Director                        December 31, 2002
            James W. Crownover

                                       5

               SIGNATURE                                     TITLE                                 DATE


         /S/ Frank C. Herringer *
     --------------------------------                        Director                        December 31, 2002
            Frank C. Herringer

         /S/ Ferrell P. McClean *
        -----------------------------                        Director                        December 31, 2002
            Ferrell P. McClean

           /S/ Donald B. Rice *
       ---------------------------                           Director                        December 31, 2002
              Donald B. Rice


          /S/ Kevin W. Sharer *                              Director                        December 31, 2002
      -----------------------------
             Kevin W. Sharer

         _______________________                             Director
           Marina v.N. Whitman


* By /S/ Darrell D. Chessum
       ---------------------
         Darrell D. Chessum
         Attorney-in-Fact


Pursuant to the requirements of the Securities Act of 1933, the members of the Management Development and Compensation Committee who administer the 1998 Management Incentive Program, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, December 31, 2002.

                                              UNOCAL SAVINGS PLAN



                                              By /S/ Frank C. Herringer *
                                                 ------------------------
                                                 Frank C. Herringer
                                                 Member, Management Development
                                                 and Compensation Committee


                                                 * By /S/ Darrell D. Chessum
                                                      _____________________
                                                      Darrell D. Chessum
                                                      Attorney-in-Fact

                                  EXHIBIT INDEX
EXHIBIT
NUMBER                             EXHIBIT

4.1 Restated Certificate of Incorporation of Unocal, dated as of January 31, 2000, and currently in effect (incorporated by reference to Exhibit
         3.1 to Unocal's Annual Report on Form 10-K for the year ended December 31, 1999, File No. 1-8483). *

4.2 Bylaws of Unocal, as amended through December 3, 2002, and currently in effect (incorporated by reference to Exhibit 3 to Unocal's Current Report on Form 8-K dated December 3, 2002,
         File No. 1-8483). *

4.3 Rights Agreement, dated as of January 5, 2000, between Unocal and Mellon Investor Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4 to Unocal's Current Report on Form 8-K dated January 5, 2000, File No. 1-8483), as amended by Amendment to Rights Agreement, dated as of March 27, 2002 (incorporated by reference to Exhibit 10 to Unocal's Current Report on Form 8-K dated March 27, 2002, File No. 1-8483), and as further amended by Amendment No. 2 to Rights Agreement, dated as of August 2, 2002 (incorporated by reference to Exhibit 10 to Unocal's Current Report on Form 8- K dated August 2, 2002, File No. 1-8483). *

5 Opinion of Charles O. Strathman, Esq., Vice President and Chief Legal Officer of Unocal.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Charles O. Strathman, Esq., Vice President and Chief Legal Officer of Unocal (included in Exhibit 5).

24       Power of Attorney.

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* Previously filed

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